UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2014

BIOAMBER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Rene Levesque West, Suite 4110 Montreal, Quebec, Canada H3B 4W8	3850 Lane North, Suite 180 Plymouth, Minnesota 55447

(Address of principal executive offices)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

BioAmber Inc. held its Annual Meeting of Shareholders on May 27, 2014 in New York, New York (the “Annual Meeting”). According to the inspector of elections, the stockholders present in person or by proxy represented 10,870,746 shares of common stock (entitled to one vote per share). The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes with respect to each proposal voted upon at the Annual Meeting are set forth below.

Proposal 1 – The Election of Class I Directors. The stockholders voted on the election of three Class I directors, Kurt Briner, Henry Linsert Jr. and Ellen B. Richstone, each to hold office until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal. The stockholders voted as follows:

	Votes For	Votes Against or Withheld	Abstentions	Non-Votes
Kurt Briner	9,039,750	422,116	—	1,345,880
Henry Linsert Jr.	9,439,635	22,231	—	1,345,880
Ellen B. Richstone	9,440,215	21,651	—	1,345,880

On May 29, 2014, BioAmber Inc. issued a press release, which is attached as Exhibit 99.1, announcing the election of Mr. Linsert and Ms. Richstone as Class I directors to the board of directors.

Proposal 2 – The Election of a Class II Director. The stockholders voted on the election of one Class II director, Heinz Haller, to hold office until the 2015 annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal. The stockholders voted as follows:

	Votes For	Votes Against or Withheld	Abstentions	Non-Votes
Heinz Haller	9,440,565	21,301	—	1,345,880

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders voted on the ratification of the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The stockholders voted as follows:

Votes For	Votes Against	Abstentions
10,805,454	200	2,092

Item 8.01	Other Events.

Following the Annual Meeting, the Board of Directors of the Company (the “Board”) made certain appointments to its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as described below.

Audit Committee

The Board appointed Ms. Ellen B. Richstone and Mr. Heinz Haller to serve with Mr. Raymond Land (Chairman) on its Audit Committee. The Board determined that the composition of this committee meets the requirements for independence under the listing standards of the New York Stock Exchange (the “NYSE”) and the applicable rules of the Securities and Exchange Commission. The Board also designated each of Mr. Land and Ms. Richstone as an “audit committee financial expert,” as defined under the applicable rules of the Securities and Exchange Commission.

Compensation Committee

The Board appointed Mr. Henry Linsert, Jr. to serve with Mr. Haller (Chairman), Mr. Kurt Briner, and Mr. Denis Lucquin on its Compensation Committee. The Board determined that the composition of this committee meets the requirements for independence under the listing standards of NYSE and the applicable rules of the Securities and Exchange Commission.

Nominating and Corporate Governance Committee

The Board appointed Ms. Richstone to serve with Messrs. Land, Briner (Chairman) and Lucquin on its Nominating and Corporate Governance Committee. The Board determined that the composition of this committee meets the requirements for independence under the listing standards of NYSE and the applicable rules of the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1         Press release dated May 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAMBER INC.

Date: May 29, 2014	By:	/s/ Jean-François Huc
Jean-François Huc President, Chief Executive Officer and Director